                                                                   EXHIBIT 10.10

                 [CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN
              OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.
          CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
                               OMITTED PORTIONS.]

                            NETWORK LEASING AGREEMENT

         This NETWORK LEASING AGREEMENT is made as of the 18th day of December, between National Benefit Builders, Inc. (NBBI), Inc a New Jersey corporation ("NBBI"); located at 248 Columbia Turnpike, Florham Park, NJ 07932 and International Health Partners, Inc. ("LESSEE") located at 120 Gibraltar Road, Suite 107, Horsham, PA and provides as follows:

                                    RECITALS

         NBBI is a service and marketing organization engaged in the business of providing certain products and services (hereinafter collectively referred to as ("Network(s)") to groups and consumers.

         LESSEE, an independent contractor as to NBBI, markets programs and services to utility companies, insurance companies, businesses, financial institutions, marketing companies associations and individuals, which become Clients of LESSEE ("Clients"). LESSEE desires to make certain NBBI Networks, more particularly described in Schedule A, available to certain Clients of LESSEE. Client's customers and employees who are eligible to access the Networks are hereinafter referred to as "Member(s)".

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter contained, NBBI and LESSEE, each intending to be legally bound hereby agree as follows:

I.       OBLIGATIONS OF NBBI

                  NBBI agrees to render the services specified in this Agreement regardless of whether the Networks are supplied by NBBI, an affiliate, or other service company represented by NBBI. To this end, NBBI shall:

                  (A) Provide the Networks in the United States of America where permitted by local, state and federal laws.

                  (B) Provide LESSEE with updated information regarding the Networks in a timely manner whenever such information is made available to NBBI. NBBI shall not be responsible for providing such updated material directly to Members or Clients. LESSEE shall use such information only to print materials concerning Networks for dissemination to Members or for an Internet based search.

                  (C) Ensure that service for all aspects applicable to the Networks is provided to the LESSEE during the term of this Agreement commonly referred to as Level 2 service.

         II.      OBLIGATIONS OF LESSEE

                  LESSEE shall:

                  (A) Be responsible for notifying any Member in the event the LESSEE or LESSEE's Client wishes to terminate the Networks described herein for that Member.


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                  (B)      Forward or cause to be forwarded immediately to NBBI
                           notice of complaints or correspondence arising pursuant to any of the Networks described herein and which are received by LESSEE.

                  (C) Assume responsibility for administration of any inquiry that may occur in relation to the Networks as may be applicable to this Agreement and which is under the control and administration of LESSEE.

                  (D) Render customer service and general program administration for complaints, notifications, updates and other Member inquiries commonly referred to as level 1 service.

                  (E) Promptly after enrollment of any new Members for the Membership Services described herein, LESSEE shall send to NBBI the appropriate documentation as determined by NBBI as defined in Schedule (C). An example of the file format that NBBI accepts is set forth in Schedule (C).

                  (F) Provide or require its Clients to provide its Members identification cards that display a mark or logo identifying the Networks and prominently displays the phrase "THIS IS NOT INSURANCE".

                  (G) LESSEE shall be responsible for complying with all laws, rules and regulations applicable to the marketing and use of the Networks.

         III.     FULFILLMENT AND PROMOTIONAL MATERIALS

                  (A) LESSEE shall use only those materials referencing the Networks approved in writing by NBBI, which approval shall not be unreasonably withheld, when describing or making any reference to the Networks contained in this Agreement.

                  (B) NBBI shall use its best efforts to respond to all proposed printed materials within seven (7) business days of NBBI's receipt of such materials.

                  (C) After making copy corrections, LESSEE shall promptly forward to NBBI the final copy to be printed, for NBBI's final approval.

                  (D) LESSEE shall insure that any name/phrase/symbol that LESSEE elects or chooses to refer to the Networks is approved by proper local, state and federal authorities.

         IV.      COMPENSATION

                  (A) LESSEE shall pay to NBBI a monthly fee as set forth in Schedule B attached hereto ("Access Fee"). The Access Fee shall include coverage for the Member and such Member's dependents, persons who reside in such Member's household or others who are included within the Member's plan as determined by NBBI. Such payments shall be made by LESSEE to NBBI on or before the fifteenth (15th) day of each month following the month in which a Member is eligible for network services, and shall be based on the total number of new and renewal Members eligible as of the last day of the previous month. No retroactive adjustments shall be permitted with respect to any Members. Any past due Access Fees shall be subject to a monthly late payment fee equal to the greater of (i) 1.5% of the past due amount or (ii)

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                           $50.00, provided that in no event shall such fee
                           exceed the maximum amount permitted under applicable law.

                  (B) NBBI shall have the right to increase the per membership unit fee on any renewal fee at the end of the first Agreement term, or any time thereafter, with not less than ninety (90) days notice to LESSEE prior to the effective date of such increase. Such increase shall be in effect for a period of at least one (1) year from the effective date.

         V.       AUDIT

                  NBBI shall have the right for an independent third party auditor to review the books and records of LESSEE for the purpose of auditing the payments made or required to be made to NBBI by LESSEE under this agreement. NBBI may exercise such right of audit during normal business hours, upon reasonable notice to LESSEE. LESSEE shall cooperate with NBBI's auditor in the performance of any audit. NBBI shall be responsible for the cost of the audit unless the audit reveals a discrepancy of more than ten percent (10%) in the amount of fees owing NBBI, in which case LESSEE shall be responsible for the cost of such audit.

         VI.      TERM AND TERMINATION

                  (A) The initial term of this Agreement shall begin on the 1st day of March, 2004 (the "Commencement" date) and continue for two (2) years or until terminated sooner as provided herein (the "Initial Term"). Provided NBBI or LESSEE, respectively, is not in default under this Agreement, the Initial Term shall be automatically renewed for additional terms of one (1) year each, unless either party gives written notice of its intention to terminate the Agreement at least sixty (60) days prior to the expiration of the then current term. Except as otherwise provided herein, all the terms of this Agreement shall remain in full force and effect during such renewal term(s).

                  (B) Either party may terminate this Agreement by giving the other party at least sixty (60) days written notice prior to the expiration of the current term of this Agreement. This Agreement may only be amended from time to time by a writing signed by authorized officers of both parties.

                  (C) If either party shall fail to perform any of its obligations hereunder, of if any warranty made by either party is breached, and such status shall continue to exist for thirty (30) days after the other party has given written notice thereof, then such other party may declare this Agreement terminated.

                  (D) Either party may terminate this Agreement at any time without advance written notice upon the occurrence of a bankruptcy event. A bankruptcy event occurs if:

                           (i) the other party suspends or goes out of business, substantially reduces business operations, becomes insolvent or unable to meet its debts as they mature, calls a meeting of its creditors, sends notice of a proposed bulk sale of all or a substantial part of its business, makes any general assignment for the benefit of its creditors, or commits an act of bankruptcy; or




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                           (ii)     any petition is filed by the other party
                                    initiating a bankruptcy, arrangement,
                                    reorganization, or other proceeding under any provision of the U.S. Bankruptcy Code or similar law or such a proceeding is filed against such party and is not removed or discharged within sixty (60) days after the filing thereof; or

                           (iii) a receiver or trustee is appointed for the other party or for any or all of its property.

                  (E) The termination or modification of any Network shall not affect nor prohibit the enforcement of this Agreement as it applies to any remaining Networks.

                  (F) All obligations of LESSEE or NBBI incurred under this Agreement as of the date of termination shall survive such termination and shall not affect the rights of the LESSEE or NBBI, as the case may be, in the performance of this Agreement.

         VII.     INDEMNIFICATION

                  Each party shall hold harmless and indemnify the other party against any and all claims, actions, proceedings, expenses, damages, judgments and liabilities, including reasonable attorney's fees and court costs, arising in connection with this Agreement and/or the services to be provided hereunder due to the other's negligence, breach of this Agreement or failure to perform in accordance with the provisions of this Agreement. The indemnity contained in this paragraph shall survive the termination of this Agreement.

         VIII.    ASSIGNMENT

                  The rights and obligations of the assigning party under this Agreement shall not be assigned to any other individual, firm, corporation, association or other entity without the prior written approval of the non-assigning party which consent shall not be unreasonably withheld.

         IX.      INDEPENDENT CONTRACTOR STATUS

                  LESSEE hereby acknowledges that its relationship with NBBI is that of an independent contractor and not that of an employee, agent, joint venture or partner. With respect to the performances covered by this Agreement, NBBI and LESSEE agree that LESSEE, its employees, agents, sales representatives and Clients shall not be treated as an employee for any purpose.

         X.       AUTHORITY OF LESSEE

                  LESSEE acknowledges that this Agreement does not constitute LESSEE as an agent or legal representative of NBBI for any purpose other than those express purposes contained in this Agreement. Other than expressly provided herein, LESSEE is not granted any right or authority to assume or create any obligation or responsibility express or implied, on behalf of or in the name of NBBI or to bind NBBI in any manner.


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


         XI.      CONFIDENTIALITY

                  (A) The parties each acknowledge and agree that all information revealed, obtained, or developed in the course of or in connection with the performance of this Agreement, which is designated in writing as confidential or proprietary information, shall be considered as confidential or proprietary information which shall not be disclosed by either party to any third party without the prior written consent of the other party. Each party also agrees that any dissemination of the aforementioned information shall be restricted to a "need to know basis" within its own business entity for the purpose of performance hereunder.

                  (B) Each party further agrees to maintain and cause its employees, agents, representatives and officers to keep confidential the nature of each party's obligations hereunder and not to disclose any confidential or proprietary information with respect thereto to any third party or entity. The foregoing obligations of the parties shall not apply to any information that is or becomes known in the public domain other than as a consequence of a breach by one of the parties of its obligations hereunder, is independently developed by a party or is rightly obtained by a party from third parties.

         XII.     COVENANT NOT TO DISCLOSE OR SOLICIT

                  (A) In performing its obligations pursuant to this Agreement, each party may have access to and receive disclosure from the other of certain proprietary and confidential information, including, but not limited to, financial records, technological developments, marketing strategies, Member lists, Participating Provider lists, employee lists, and other information considered by the disclosing party to be confidential and proprietary (herein collectively referred to as "Confidential Information"). For purposes of this Section, the financial terms of this Agreement are Confidential Information of each party. Confidential Information does not include: (i) information learned from a third party entitled to disclose it and who is not in violation of a contractual, legal or fiduciary obligation to either party, (ii) information which is or becomes known publicly through no fault of either party or, (iii) information already known by either party prior to disclosure from the other party, as shown by the receiving party's records.

                  (B) Each party will receive Confidential Information in confidence, will use it solely for the purpose of and as necessary to fulfill its obligations under this Agreement and will not reveal it to any third party, other than a corporate affiliate, without the express written consent of the other party. Each party will take appropriate measures to prevent its agents, employees and subcontractors from using or disclosing any Confidential Information, except as is expressly permitted under this Agreement.

                  (C) Injunctive Relief. NBBI hereby consents and agrees that for any violation of any of the provisions of this section of the Agreement, a restraining order and/or an injunction may issue against it or its Agents, employees, and independent contractors in addition to any other rights that LESSEE may have. In the event that LESSEE is successful on the verdict in any suit or proceeding brought or instituted by LESSEE to enforce any of the provisions of this Agreement or on account of any damages sustained by LESSEE by reason of violation by NBBI of any of the terms and/or provisions of this Agreement to be performed by NBBI, NBBI agrees to pay to LESSEE reasonable attorneys' fees. Similarly, NBBI may recover its



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                           reasonable attorneys' fees if it successfully defends
                           any lawsuit brought by LESSEE or if NBBI brings and is successful on the verdict in any lawsuit it brings against LESSEE.

                           LESSEE hereby consents and agrees that for any violation of any of the provisions of this section of this Agreement, a restraining order and/or an injunction may issue against it or its Agents, employees, Clients, and independent contractors in addition to any other rights that NBBI may have. In the event that NBBI is successful on the verdict in any suit or proceeding brought or instituted by NBBI to enforce any of the provisions of this Agreement or on account of any damages sustained by NBBI by reason of the violation of LESSEE of any of the terms and/or provisions of this Agreement to be performed by LESSEE, LESSEE agrees to pay to NBBI reasonable attorneys' fees. Similarly, LESSEE may recover its reasonable attorneys' fees if it successfully defends any lawsuit brought by NBBI or if LESSEE brings and is successful on the verdict in any lawsuit it brings against NBBI.

         XIII.    NOTICES

                  (A) All notices under this Agreement shall be in writing and shall be sufficiently given and served upon the other party if given personally or mailed by certified mail to the following addresses:

                           IF TO NBBI:                             IF TO THE LESSEE:
                           Barry Forester                          Dr. Dennis Bowers
                           National Benefit Builders, Inc.         Int'l Health Partners, Inc.
                           248 Columbia Turnpike                   120 Gibraltar Road, Suite 107
                           Florham Park, NJ  07932                 Horsham, PA 19044

                  (B) Any notice mailed by certified mail or registered mail, return receipt requested, postage prepaid to the above addresses shall be effective forty eight
                           (48) hours after deposit in the United States mail, duly addressed and with postage prepaid. Such addresses may be changed from time to time upon written notice to the other party.

         XIV.     CONTINUED RESPONSIBILITIES UPON TERMINATION

                  Notwithstanding any termination of this Agreement at LESSEE's or NBBI's option, NBBI shall continue to honor Members membership and provide the negotiated prices to LESSEE for Members holding such membership after any expiration or termination of the Agreement (unless such termination is for a material breach, in which case, continuance shall be at the option of the terminating party) until the expiration date of the Members current contract period up to one year for those Members covered prior to the termination date. All accounts of this Agreement shall continue in effect with respect to those Members for whom NBBI's services shall continue under this section.

         XV.      EXCLUSIVE RIGHT TO MARKET

                  LESSEE acknowledges that during the term of this Agreement and for a period of twelve (12) months after termination of this Agreement for any reason, that it shall not provide the Networks that have been obtained by any means, through any source other than from NBBI to its Clients and Members.


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


         XVI.     MISCELLANEOUS

                  (A) Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (B) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  (C) Whenever the singular number is used in this Agreement and when required by the context, the same shall include the feminine and neuter genders, and the word "person" shall include corporations, firms or associations.

                  (D) Both parties shall fully comply with all applicable federal, state and local laws, ordinances and regulations, as they may be applicable to this Agreement.

                  (E) References herein to LESSEE and NBBI shall be deemed to include its employees, agents, sales representatives and sales force.

                  (F) This Agreement sets forth the entire Agreement and understanding of the parties with respect to the matters covered hereby and supersedes all prior agreements, arrangements and understanding relating to such matters.

                  (G) No representation, promise, inducement or statement of intention has been made by NBBI or LESSEE that is not embodied in this Agreement.

                  (H) This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions and conditions may be waived, only by a written instrument executed by NBBI and LESSEE. Failure of either party at any time or times to require performance of any provision herein shall not be construed to be a waiver of any succeeding breach of such provision by such party.

                  (I) If any provision of this Agreement shall at any time be deemed to be invalid or illegal by the entry of a final judgment from a court of competent jurisdiction, which judgment is not subject to appeal, then, in that event, this Agreement shall continue in full force and effect with respect to the remaining provisions of this Agreement as if the invalidated provision had not been contained herein.

                  (J) This Agreement has been negotiated and entered into by each party with the independent advice of counsel and shall not be construed against one party or the other based on which party drafted any portion of this Agreement.

                  (K) NBBI shall not be responsible for delays in performance due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, transportation conditions, products/service suppliers or any other causes whatsoever that are beyond the reasonable control of NBBI.

                  (L) NBBI and LESSEE are performing the services hereunder as independent contractors and no joint venture, partnership, employment, agency or any other relationship is created by this Agreement. Neither NBBI nor LESSEE is authorized to represent the other for purpose, except as specifically provided in this Agreement.


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                  (M)      The parties hereby agree that this Agreement shall be
                           interpreted, construed and enforced exclusively according to the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers the day and year first written above.

                                           NATIONAL BENEFIT BUILDERS, INC.

                                           Printed Name:  Kevin Faherty
                                                          ----------------------

                                           By: /s/ Kevin Faherty
                                               ---------------------------------
                                           Title:  President

                                           Date:  1/4/04
                                                  ------------------------------


                                           LESSEE  Int'l Health Partners, Inc.

                                           Printed Name: Dr. R. D. Bowers
                                                         -----------------------

                                           By: /s/ R. D. Bowers
                                               ---------------------------------
                                           Title: CEO
                                                 -------------------------------
                                           Date: 12/18/03
                                                 -------------------------------


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                          SCHEDULE A - MEMBER SERVICES

         NBBI shall make available to LESSEE the following Networks:

                  CIGNA Dental Network Access

                           A discounted dental network containing approximately 50,000 providers nationally, who have agreed to provide their services at pre-determined, discounted rates in consideration for a co-payment of 100% from their patients.





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                          SCHEDULE B (REVISED 12/29/03)

                              NETWORK ACCESS FEES*

Total Number of                             Monthly Access Fee
Members Per Month                           CIGNA Dental Network Access Network

Up to 10,000                                [**]
10,001 - 25,000                             [**]
25,001- 50,000                              [**]
50,001 - 100,000                            [**]
100,001 - 250,000                           [**]
250,001 - 500,000                           [**]
over 500,000                                [**]

THE MINIMUM MONTHLY PAYMENT SHALL BE [**]

In the event that LESSEE enrolls a total of 3,000 members after this contract is in effect for ninety (90) days, NBBI shall issue a credit for the difference between the actual amount billed and the amount that would have been billed had the minimum monthly payment not been invoked for that period.

*  MONTHLY ACCESS FEE PRICING EXCLUDES PRINTING AND FULFILLMENT.
















** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                Omitted Schedule

         The following schedule to the Network Leasing Agreement has been omitted:

           Schedule                              Schedule Description
           --------                              --------------------
             C                                 Eligibility File Format

         The Company agrees to furnish supplementally a copy of the foregoing omitted schedule to the Securities and Exchange Commission upon request.